QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Liberty Entertainment, Inc. 12300 Liberty Boulevard Englewood, CO 80112

                      October 19, 2009

Mr. Larry D. Hunter
Chief Executive Officer and General Counsel
The DIRECTV Group, Inc.
DIRECTV
2230 East Imperial Highway
El Segundo, CA 90245

  Re:
  Splitco Adjusted Restricted Shares

Dear Larry:

        Reference is made to the Agreement and Plan of Merger, dated as of May 3, 2009, as amended through the date hereof (the "Merger Agreement"), by and among Liberty Media Corporation ("Liberty"), Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV ("Holdings") and the other parties named therein. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement.

        This letter will confirm our agreement with respect to the settlement of the withholding obligations due in connection with the accelerated vesting of all outstanding Splitco Adjusted Restricted Shares as of the Merger Effective Time in accordance with Section 2.4(c) of the Liberty Disclosure Schedule.

        Notwithstanding anything to the contrary contained in the Merger Agreement, but subject to Section 2.2(i) of the Merger Agreement (but without duplication):

        1.     On or prior to the Closing Date, Liberty will notify Holdings, in writing, of (i) each award of Splitco Adjusted Restricted Shares that vests as of the Merger Effective Time; and (ii) each such award that will be subject to the following withholding provisions (a "Covered Award").

        2.     Liberty hereby represents and warrants to Holdings that Liberty has the power and authority to authorize and effect the withholding of such amounts and in such form as is provided for in the withholding provisions set forth below.

        3.     No later than 5pm Denver time on the Business Day that immediately follows the first day of "regular way" trading in Holdings Class A Common Stock (the "First Trading Day"), Liberty will notify Holdings, in writing, of (i) the dollar value of the withholding amount applicable to each Covered Award; (ii) the stock price to be used in calculating the number of shares of Holdings Class A Common Stock to be withheld from each Covered Award, which stock price will equal the average of the high and the low reported sale prices for the Holdings Class A Common Stock on the First Trading Day rounded up to the next higher whole cent (the "Stock Price"); and (iii) the number of shares of Holdings Class A Common Stock to be deducted from each Covered Award following its conversion to shares of Holdings Class A Common Stock at the Splitco Exchange Ratio in accordance with the Merger Agreement, which number of shares (the "Withheld Shares") will equal the quotient of (x) the notified withholding amount applicable to such Covered Award divided by (y) the Stock Price, rounded up to the next higher whole share.

        4.     Holdings will cause its transfer agent to distribute promptly, and in any event prior to the third Business Day following the First Trading Day, (A) to each holder of a Covered Award, all shares of Holdings Class A Common Stock subject to such Covered Award less the Withheld Shares subject to such Covered Award, and (B) to each holder of an award of Splitco Adjusted Restricted Shares not designated as a Covered Award, all shares of Holdings Class A Common Stock subject to such award.

        5.     Holdings will also pay promptly, by wire transfer, and in any event prior to the third Business Day following the First Trading Day, to Liberty an amount equal to the product of (i) the Stock Price multiplied by (ii) the aggregate number of Withheld Shares, in immediately available funds.

        6.     Liberty will then use these funds to timely pay the appropriate Governmental Authority, thereby satisfying all withholding obligations with respect to the Covered Awards.

        This will also confirm our agreement, on behalf of the holders of Covered Awards, that the board of directors of Holdings will approve, under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the disposition of shares of Holdings Class A Common Stock in accordance with the foregoing withholding arrangement by any person serving as a director or executive officer of Holdings as of the Merger Effective Time.

[signature page follows]

        Kindly acknowledge your agreement with the foregoing by executing below and returning the same to the undersigned at your earliest convenience.

Very truly yours,
Liberty Media Corporation
		By:	/s/ CHARLES Y. TANABE
		Name:	Charles Y. Tanabe
		Title:	Executive Vice President and General Counsel
Liberty Entertainment, Inc.
		By:	/s/ CHARLES Y. TANABE
		Name:	Charles Y. Tanabe
		Title:	Executive Vice President and General Counsel
Accepted and Agreed this 19th day of October 2009:
The DIRECTV Group, Inc.
By:	/s/ LARRY D. HUNTER
Name:	Larry D. Hunter
Title:	Chief Executive Officer
DIRECTV
By:	/s/ LARRY D. HUNTER
Name:	Larry D. Hunter
Title:	Chief Executive Officer

QuickLinks

  Exhibit 10.18